EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 12, 2021, with respect to the consolidated financial statements of Iterum Therapeutics plc, incorporated herein by reference.

/s/ KPMG

Dublin, Ireland June 23, 2021